Exhibit 77Q(1)(e)(iii)

Advisory Agreement dated March 28, 2012 between the Natixis Funds Trust II on behalf of Loomis Sayles Capital Income Fund and Loomis, Sayles & Company, L.P. is incorporated by reference to exhibit (d)(1)(xv) to PEA No. 162 to the Registration Statement filed March 30, 2012.